UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported)
November 30, 2007

TVIA, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-30539	94-3175152

(State or other jurisdiction of	(Commission File Number)	(IRS Employer
incorporation)		Identification No.)
4001 Burton Drive
Santa Clara, CA 95054
(Address of principal executive offices, including zip code)
(408) 327-8000
(Registrant’s telephone number, including area code)
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement
Item 9.01 Financial Statements and Exhibits
SIGNATURES
Exhibit Index
EXHIBIT 10.1
EXHIBIT 10.2

Item 1.01 Entry into a Material Definitive Agreement.
     Tvia Inc. (the “Company”) has entered into a License Agreement, dated as of November 30, 2007 (the “License Agreement”), with MediaTek USA Inc. (“MediaTek USA”) pursuant to which the Company has granted to MediaTek USA an irrevocable, non-exclusive, perpetual license to use the Company’s “Mars” technology in MediaTek USA’s or its affiliates’ products in exchange for a $6.7 million license fee. The License Agreement provides that $1.0 million of this license fee will be deposited into an escrow fund that will be available to MediaTek USA for certain liabilities that it may incur during the six months following the effective date of the License Agreement.
     Concurrently with their entry into the License Agreement, Tvia Inc. (Hefei) Co., Ltd., a subsidiary of the Company (“Tvia China”), and MediaTek Inc. China (“MediaTek China”) entered into an Asset Purchase Agreement, dated as of November 30, 2007 (the “Asset Purchase Agreement”), which provides for the transfer of certain of Tvia China’s physical assets relating to the development and maintenance of the “Mars” technology to MediaTek China in exchange for a cash payment of $300,000. The Asset Purchase Agreement provides that $45,000 of the purchase price will be deposited in an escrow fund that will be available to MediaTek China for certain liabilities that it may incur during the six months following the date that payment is made under the Asset Purchase Agreement.
     Each of the License Agreement and the Asset Purchase Agreement contains customary terms and conditions, including with respect to indemnification and limitations of liability. Copies of the License Agreement and the Asset Purchase Agreement are filed hereto as Exhibits 10.1 and 10.2, respectively.
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits
10.1	License Agreement, dated as of November 30, 2007, by and between the Company and MediaTek USA.

10.2	Asset Purchase Agreement, dated as of November 30, 2007, by and between Tvia China and MediaTek China.

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SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Tvia, Inc.
By:	/s/ Eli Porat
Eli Porat
Chief Executive Officer

Date: December 19, 2007

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Exhibit Index

Exhibit Number	Exhibit Title
10.1	License Agreement, dated as of November 30, 2007, by and between the Company and MediaTek USA.

10.2	Asset Purchase Agreement, dated as of November 30, 2007, by and between Tvia China and MediaTek China.